UNION ACQUISITION CORP. // BIOCERES, INC.

Bioceres and Union Acquisition Corp. Announce Transfer of Listing to NYSE American

New York, February 28, 2019 - Union Acquisition Corp. (NYSE: LTN, “UAC”) and Bioceres, Inc. announced today that UAC intends to transfer the listing of its ordinary shares and warrants to the NYSE American LLC (“NYSE American”) from the New York Stock Exchange (“NYSE”) following completion of its business combination, which is expected to close on or about March 4, 2019. Subject to the completion of the business combination and to the post-business combination entity meeting the initial listing requirements of NYSE American, UAC intends to transfer the listing of its ordinary shares and warrants from NYSE to NYSE American the following day, March 5, 2019. Upon completion of the business combination, UAC will change its name to Bioceres Crop Solutions Corp. The ordinary shares and warrants of Bioceres Crop Solutions Corp. will trade under the proposed symbols “BIOX” and “BIOX WS,” respectively.

About Union Acquisition Corp.

Union Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. UAC’s efforts to identify a prospective target business are not limited to any particular industry or geographic region, although the Company has focused on target businesses located in Latin America. The Company is led by Juan Sartori, Chairman of the Board of the Company and Chairman and founder of Union Group International Ltd., and Kyle P. Bransfield, Chief Executive Officer of the Company and Partner of Atlantic-Pacific Capital, Inc.

About Bioceres

Bioceres is a fully integrated provider of crop productivity solutions, including seeds, seed traits, seed treatments, biologicals, high-value adjuvants and fertilizers. Unlike most industry participants that specialize in a single technology, chemistry, product, condition or stage of plant development, Bioceres has developed a multi-discipline and multi-product platform capable of providing solutions throughout the entire crop cycle, from pre-planting to transportation and storage. Bioceres’ platform is designed to cost effectively bring high value technologies to market through an open architecture approach. Bioceres’ headquarters and primary operations are based in Argentina, which is its key end-market as well as one of the largest markets globally for GM crops. Through its main operational subsidiary, Rizobacter, the Company has a growing and significant international presence, particularly in Brazil and Paraguay. Bioceres leverages its relationship with its historical shareholders, many of whom are agricultural leaders and key participants in Bioceres’ end markets, to increase adoption of its products and technologies.

Bioceres Investment Highlights:

●	Leading position in large and growing agricultural markets with favorable industry dynamics, with a focus on biological assets aimed at crop protection, nutrition and seeds.

●	Global leader in drought-tolerance technologies, through the HB4 family of products – the only technology of its type available today for soybean production.

●	Through the Rizobacter brand, Bioceres is a world leader in production and sale of soybean biologicals, with over 20% global market share in inoculants.

●	Extensive distribution & commercial platform with over 700 distributors globally and sales in 25 different countries.

●	Proven track-record on delivering strong financial results

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include estimated financial information. Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of UAC, Bioceres or the combined company after completion of the business combination are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward- looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the exchange agreement entered into in connection with the proposed business combination (the “Exchange Agreement”) and the proposed business combination contemplated therein; (2) the inability to complete the transactions contemplated by the Exchange Agreement due to the failure to obtain approval of the shareholders or other conditions to closing in the Exchange Agreement; (3) the ability of UAC to meet applicable NYSE American listing standards; (4) the risk that the proposed business combination disrupts current plans and operations of Bioceres as a result of the announcement and consummation of the transactions described in the Exchange Agreement; (5) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (6) costs related to the proposed business combination; (7) changes in applicable laws or regulations; (8) the possibility that Bioceres may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties indicated from time to time in the definitive registration statement of UAC in connection with the proposed business combination and the proxy statement/prospectus contained therein, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by UAC. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. UAC and Bioceres undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Investors should carry out their own due diligence in connection with the assumptions contained herein. The forward-looking statements in this communication speak only as of the date of this communication. Although UAC may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by applicable securities laws.

Contact:
Kyle P. Bransfield, Chief Executive Officer
Union Acquisition Corp.
+1 212 981 0633
kbransfield@apcap.com